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                                                                  EXHIBIT 10.63

[LETTERHEAD OF SCHERING CORPORATION]

                                                                 April 16, 1998

Mr. Randall E. Woods
President and Chief Executive Officer
Corvas International, Inc.
3030 Science Park Road
San Diego, California 92121
                                      ***Text Omitted and Filed Separately
                                         Confidential Treatment Requested
                                         Under 17 C.F.R. section 200.80 (b)(4),
                                         200.83 and 200.24b-2

cc:  Jonathan Spicehandler, M.D.
     Cecil B. Pickett, Ph.D.
     Ashit K. Ganguly, Ph.D.
     Corporate Secretary, Corvas International
     Brian C. Cunnigham, Esq., Cooley Godward LLP

RE:  HCV Research Program

Dear Mr. Woods:

     This is in reference to the License and Collaboration Agreement by and between Corvas International, Inc. (hereinafter "Corvas") and Schering Corporation and Schering-Plough Ltd. (hereinafter collectively called "Schering"), effective as of June 11, 1997, including the Exhibits thereto (the "Agreement").

     This Letter of Agreement serves to set forth the terms under which the parties have agreed to extend the Research Program Term for an additional period of one (1) year (the "Extension Year"), to expire two (2) years from the Effective Date of the Agreement.

     In accordance with Section 2.3 of the Agreement, the Research Committee has agreed that Schering will provide research funding to support [***] FTEs at the rate of [***] per FTE during the Extension Year. The total of Schering's research funding obligation under the Agreement during the Extension Year is therefore [***], which obligation shall be equally apportioned between Schering Corporation and Schering-Plough Ltd., and shall be payable in four quarterly installments due on the first business day of each calendar quarter during the Extension Year (i.e., on July 1, 1998, October 1, 1998, January 1, 1999, and April 1, 1999).

*** CONFIDENTIAL TREATMENT REQUESTED


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Mr. Randall E. Woods                                          April 16, 1998


     Except as expressly amended and supplemented hereby, all other terms of the Agreement shall remain in full force and effect.

     We at Schering look forward to continued success in our collaborative research efforts under the Agreement.

     Please indicate your acceptance and agreement to the provisions set forth in this Letter of Agreement by signing below on behalf of Corvas and returning one signed original to Schering.

          Very truly yours,

          Schering Corporation               Schering-Plough Ltd.


          /s/ DAVID POORVIN, PH.D.           /s/ DAVID POORVIN, PH.D.
          ------------------------           ------------------------
          David Poorvin, Ph.D.               David Poorvin, Ph.D.
          Vice President                     Prokurist


Acknowledged and Agreed to
Corvas International, Inc.

By:  /s/ RANDALL E. WOODS
     ----------------------
Date:  April 27, 1998